UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

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                              ATC HEALTHCARE, INC.
                  --------------------------------------------
                (Name of Registrant as Specified in its Charter)

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     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed

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


                              ATC HEALTHCARE, INC.
                               1983 MARCUS AVENUE
                          LAKE SUCCESS, NEW YORK 11042

                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 16, 2005
                    ----------------------------------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ATC Healthcare, Inc., a Delaware corporation (the "Company"), will be held at the Company's Headquarters, 1983 Marcus Avenue, Suite E-122 Lake Success, New York on Tuesday, August 16, 2005 at 10:00 a.m. (New York Time) for the following purposes:

          1) To elect one Class C Director to serve for a three-year term and until his or her successor is elected and qualifies; and


          2) To transact such other business as may properly come before the meeting or any adjournment thereof.


     Only stockholders of record at the close of business on June 20, 2005 are entitled to notice of and to vote at the meeting.


                                             By Order of the Board of Directors,
                                             /s/ David Savitsky
                                             ------------------------
                                             David Savitsky
                                             Secretary


June 28, 2005


IMPORTANT:     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, after reading the enclosed Proxy Statement, you are urged to SIGN, DATE and RETURN the enclosed proxy in the envelope provided which requires no postage if mailed in the United States.

                              ATC HEALTHCARE, INC.
                               1983 MARCUS AVENUE
                          LAKE SUCCESS, NEW YORK 11042
                                 ---------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 16, 2005
                                 ---------------

     This Proxy Statement and the accompanying proxy is being mailed to stockholders of ATC Healthcare, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Company's Headquarters, 1983 Marcus Avenue, Suite E-122 Lake Success, New York on Tuesday, August 16, 2005 at 10:00 am and any adjournment thereof. A copy of the notice of meeting accompanies this Proxy Statement. The first date on which this Proxy Statement and accompanying proxy are being sent to stockholders is on or about June 28, 2005.

                             SOLICITATION OF PROXIES

     All shares represented by proxies received pursuant to this solicitation will be voted as instructed. If you sign your proxy card and no instructions are given, the persons named in the accompanying proxy intend to vote for the nominee named herein as Class C Director of the Company.

     Stockholders who execute proxies may revoke them by delivering subsequently dated proxies or by giving written notice of revocation to the Secretary of the Company at any time before such proxies are voted. No proxy will be voted for a stockholder who attends the meeting and gives notice to the Secretary before the meeting starts that he or she elects to vote in person.

     The Board of Directors does not know of any matter other than the one matter set forth herein that is expected to be presented for consideration at the meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their best judgment.

     A copy of the Annual Report of the Company containing financial statements for the fiscal year ended February 28, 2005, is included herewith, but is not to be considered part of the proxy soliciting materials. The Company's principal executive offices are located at 1983 Marcus Avenue, Lake Success, New York 11042.

                   RECORD DATE, OUTSTANDING VOTING SECURITIES,
                         VOTING RIGHTS AND VOTE REQUIRED

     Only stockholders of record at the close of business on Monday, June 20, 2005 (the "Record Date") will be entitled to notice of, and to vote at, the meeting and any adjournment thereof. As of the Record Date, 29,153,012 shares of the Company's Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), and 190,817 shares of the Company's Class B Common Stock, $.01 par value per share (the "Class B Common Stock," and collectively with the Class A Common Stock, the "Common Stock") and 2,000 shares of the 7% Convertible Series A Preferred Stock (the "Series A Preferred Stock"), which are convertible into 1,280,378 shares of Class A Common Stock, were outstanding. Thus, the total number of votes that could be cast at the meeting is 30,624,207. As of the Record Date, the Class A Common Stock was held of record by approximately 273 holders, the Class B Common Stock was held of record by approximately 359 holders and the Series A Preferred Stock was held of record by four holders (in the case of the Common Stock, including brokerage firms holding stock in "street name" and other nominees).

     Each holder of record of Class A Common Stock is entitled to cast one vote for each share of Class A Common Stock held by such holder. Each holder of record of Class B Common Stock is entitled to cast ten votes (except in certain circumstances which are inapplicable to the election of directors and to the proposed issuance of shares of Class A Common Stock) for each share of Class B Common Stock held by such holder. Each holder of Series A Preferred Stock is entitled to cast one vote per share of Class A Common Stock that may be received upon conversion of the holder's shares of Series A Preferred Stock into Class A Common Stock. Holders of shares of Series A Preferred Stock are entitled to vote with the holders of Common Stock as one class on all matters submitted to our stockholders.

     The Company's By-Laws provide that the presence in person or by proxy of the greater of (i) the holders of a majority of the votes of the shares of stock entitled to vote at the meeting or (ii) 33 1/3% of the shares of stock entitled to vote at the meeting shall constitute a quorum. The affirmative vote of the holders of a majority of the votes of all of the shares of Class A and Class B Common Stock and Series A Preferred Stock, voting together as one class, represented at the meeting in person or by proxy is needed for the election of the nominee for Class C Director. As of the Record Date, 4,784,026 shares of Class A Common Stock, no shares of Class B Common Stock and 1,800 shares of Series A Preferred Stock, which are convertible into 1,172,662 shares of Class A Common Stock, were held by the executive officers and directors of the Company. The executive officers and directors will control approximately 19.17% of the votes entitled to be cast at the annual meeting by holders of Common Stock. The executive officers and directors of the Company intend to vote their shares for the election of the nominee for Class C Director.

     For purposes of the election of directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward establishing the presence of a quorum. If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters. There is a box on the proxy card to vote for or to withhold authority to vote for the nominee for Class C Director.

                    PROPOSAL 1 - ELECTION OF CLASS C DIRECTOR

     The Board of Directors is divided into three classes. One class is elected each year to hold office for a three-year term and until their successors are elected and qualified. Class C is the class whose term will expire at the Annual Meeting. This class consists of one director, Stephen Savitsky, who is the nominee of the Board of Directors. The nominee for Class C Director, if elected by a majority of the votes cast at the Annual Meeting, will serve until the 2008 Annual Meeting and until his successor is elected and qualifies. Unless otherwise instructed by the stockholders, it is the intention of the holders of the proxies that the shares represented by the proxies in the accompanying form will be voted for such nominee. If the nominee should become unavailable to serve as a Director for any reason, which the Board of Directors does not presently anticipate, the holders of the proxies will vote for any substitute nominee who may be selected by the Board of Directors prior to or at the meeting or the Board of Directors may elect to fill the vacancy at a later date after selecting an appropriate nominee.

     In addition to the Class C Director, the Board of Directors consists of four other directors. David Savitsky and Jonathan Halpert are Class A Directors whose terms will expire at the 2006 Annual Meeting, provided their successors are elected and qualify. Bernard Firestone and Martin Schiller are Class B directors whose terms will expire at the 2007 Annual Meeting, provided their successors are elected and qualify.

     The Company's By-Laws require that notice of nomination of persons for election to the Board of Directors, other than those made by the Board of Directors, must be submitted in writing to the Secretary of the Company not less than thirty nor more than sixty days prior to the Annual Meeting. The notice must set forth certain information concerning the nominees and the stockholders making the nominations. Also, within the same period, the Secretary of the Company must receive the nominee's written consent to being a nominee and a statement of intention to serve as a director, if elected.

     The nominee for Class C Director named in this Proxy Statement has provided the Company with a written consent to being a nominee and a statement of intention to serve as a director, if elected.

                            REQUIRED AFFIRMATIVE VOTE

     The election of the Class C Director requires the affirmative vote of the holders of a majority of the votes of all of the shares of Class A and Class B Common Stock and Series A Preferred Stock, voting together as one class, present at the meeting in person or by proxy and entitled to vote thereon.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE LISTED NOMINEE.

                                Stephen Savitsky

                 DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth as to the nominee for election (shown by an asterisk), each other director and each executive officer: (1) such person's name; (2) the year in which such person was first elected (or designated) a director of the Company; (3) biographical information for the last five years;
(4) certain other directorships, if any, held by such person; and (5) such person's age.

----------------------------- ------------------------- -------------------------- -------------------------------------
            Name                        Age               First Year Elected
                                                               as Director
----------------------------- ------------------------- -------------------------- -------------------------------------
*Stephen Savitsky             59                        1983                       A  founder  of  the   Company,   Mr.
                                                                                   Savitsky  has served as  Chairman of
                                                                                   the  Board  and a  Director  of  the
                                                                                   Company   since  1983  (and  of  its
                                                                                   predecessor   from  1978  to  1983),
                                                                                   Chief  Executive  Officer  from 1978
                                                                                   to  November  2001 and as  President
                                                                                   of the Company  from  November  1991
                                                                                   through   November  1998  and  since
                                                                                   November  2002.  Mr.   Savitsky  had
                                                                                   also  served as the Chief  Executive
                                                                                   Officer   of  Tender   Loving   Care
                                                                                   Healthcare    Services,    Inc.,   a
                                                                                   national  provider  of  home  health
                                                                                   care   services  from  October  1999
                                                                                   through  September  2002  and  was a
                                                                                   director  from  October 1999 through
                                                                                   November 2001.  Mr.  Savitsky is the
                                                                                   brother of David Savitsky.

----------------------------- ------------------------- -------------------------- -------------------------------------
David Savitsky                57                        1983                       A founder of the Company, Mr.
                                                                                   Savitsky has served as President
                                                                                   from December 1998 through November
                                                                                   2002, Chief Executive Officer since
                                                                                   November 2001 and as a Director of
                                                                                   the Company since 1983. In
                                                                                   addition, Mr. Savitsky served as
                                                                                   Executive Vice President of the
                                                                                   Company from December 1987 through
                                                                                   November 1998 and as Chief
                                                                                   Operating Officer of the Company
                                                                                   from April 1991 through November
                                                                                   1998. Mr. Savitsky has also served
                                                                                   as Vice Chairman, Government
                                                                                   Relations of Tender Loving Care
                                                                                   Healthcare Services from October
                                                                                   1999 through November 2002 and was
                                                                                   a director from October 1999
                                                                                   through November 2001.  Mr.
                                                                                   Savitsky is the brother of Stephen
                                                                                   Savitsky.


                                       5

----------------------------- ------------------------- -------------------------- -------------------------------------
Jonathan Halpert, Ph.D.       60                        1983                       Dr. Halpert was elected a Director by
                                                                                   the Board of Directors in August
                                                                                   1987. He previously served as a
                                                                                   Director of the Company from May 1983
                                                                                   until he resigned from the Board in
                                                                                   February 1985. Dr. Halpert is a
                                                                                   consultant in the area of
                                                                                   deinstitutionalization of the
                                                                                   mentally retarded and Chief Executive
                                                                                   Officer of the Camelot Education
                                                                                   Center.

----------------------------- ------------------------- -------------------------- -------------------------------------
Bernard Firestone, Ph.D.      55                        1987                       Dr. Firestone was first elected a
                                                                                   Director by the Board of Directors in
                                                                                   August 1987.  He is the dean of the
                                                                                   College of Liberal Arts and Sciences
                                                                                   and professor of political science at
                                                                                   Hofstra University, where he has been
                                                                                   teaching for 23 years.

----------------------------- ------------------------- -------------------------- -------------------------------------
Martin Schiller               68                        2004                       Mr. Schiller was appointed to the
                                                                                   board of Directors March 2004 to the
                                                                                   position vacated by Donald Meyers.
                                                                                   Mr. Schiller has been the Chief
                                                                                   Financial Officer of National
                                                                                   Equipment Corporation a privately
                                                                                   held company since 1969.


                                       6

----------------------------- ------------------------- -------------------------- -------------------------------------
Andrew Reiben                 40                        N/A                        Mr. Reiben has been the Senior Vice
                                                                                   President of Finance, Chief Financial
                                                                                   Officer and Treasurer of the Company
                                                                                   since September 2003. From August
                                                                                   2001 through August 2003, Mr. Reiben
                                                                                   was Chief Financial Officer of
                                                                                   Immedient Corporation, a privately
                                                                                   held consulting company. From
                                                                                   February 1999 through July 2001, Mr.
                                                                                   Reiben was Senior Vice President of
                                                                                   Finance for CapeSuccess Inc, the
                                                                                   parent Company of Immedient
                                                                                   Corporation.
------------------------------------------------------------------------------------------------------------------------


                  OWNERSHIP OF SECURITIES BY CERTAIN BENEFICIAL
                         OWNERS, DIRECTORS AND OFFICERS

     The following table sets forth information as of the Record Date with respect to the beneficial ownership of the Company's Class A Common Stock, Class B Common Stock and Series A Preferred Stock, by (i) each person known by the Company to beneficially own more than 5% of any class of voting securities of the Company, (ii) each nominee for election as, or person currently serving as, a director of the Company, (iii) the Company's Chief Executive Officer and the other executive officers and former executive officers of the Company whose annual salary and bonus exceed $100,000 (the "Named Executive Officers"), and
(iv) all directors and Named Executive Officers of the Company as a group. None of the Named Executive Officers or Directors of the Company beneficially owns any of the Company's Class B Common Stock. The calculation of the percentage of our Common Stock beneficially owned as of the Record Date is based on 29,343,829 shares of Common Stock issued and outstanding as of that date, plus 1,280,378 shares of Common Stock that may be received by the holders of the Series A Preferred Stock upon conversion of their shares into shares of Class A Common Stock and for which the holders of those shares are entitled to vote with the holders of Common Stock as a single class on all matters submitted to our stockholders.


                                                                      AMOUNT AND NATURE OF
                                                                     BENEFICIAL OWNERSHIP(1)

               NAME OF                  NUMBER OF SHARES   NUMBER OF SHARES OF  PERCENTAGE OF OUTSTANDING       PERCENTAGE OF
          BENEFICIAL OWNERS                    OF          SERIES A PREFERRED     VOTES OWNED OF CLASS A      OUTSTANDING VOTES
                                         CLASS A COMMON           STOCK         COMMON STOCK AND SERIES A      OWNED OF CLASS A
                                            STOCK(2)                                 PREFERRED STOCK                and B
                                                                                                              COMMON STOCK AND
                                                                                                              SERIES A PREFERRED
-------------------------------------- ------------------- -------------------- --------------------------- -----------------------
Stephen Savitsky(3)..................    2,990,134 (4,5)           900 (8)                     11.9%                    11.2%
David Savitsky(3)....................    2,621,623 (6,7)           900 (9)                     10.6%                    10.0%
Bernard J. Firestone(3)..............             1,100                 0                         0%                       0%
Jonathan J. Halpert(3)...............                 0                 0                         0%                       0%
Martin Schiller(3)...................                 0                 0                         0%                       0%
Andrew Reiben(3).....................                 0                 0                         0%                       0%
All Named Executive Officers and
Directors as a group (6 persons).....     5,645,857 (10)            1,800                      21.8%                    20.5%

(1) "Beneficial ownership" is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In general, a person is treated as the "beneficial owner" of stock under Rule 13d-3 if such person has (or shares)
(i) either investment power or voting power over such stock (which may be by means of a contract, arrangement, understanding, relationship or otherwise), or
(ii) the right to acquire such stock within 60 days, including by means of the exercise of an option or the conversion of a convertible security. Each beneficial owner's percentage of ownership and percentage of votes is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of this table have been exercised. Except as indicated in the footnotes that follow, shares listed in the table are held with sole voting and investment power.

(2) Each holder of record of shares of Class A Common Stock is entitled to one vote per share held by such holder.

(3) The address of each of these persons is c/o ATC Healthcare, Inc., 1983 Marcus Avenue, Lake Success, New York 11042. Each of these persons has sole power with respect to the voting and investment of the shares which he owns.

(4) Includes options to purchase 398,500 shares of Class A Common Stock pursuant to various Company stock option plans which are exercisable within 60 days of the Record Date. Includes 495,852 shares of Class A Common stock held by Stephen Savitsky's wife as to which Mr. Savitsky disclaims beneficial ownership. Does not include any shares of Class A Common Stock issuable to his wife upon conversion of the $1.5 million convertible subordinated note issued to ther by the Company on December 15, 2004. ( See the description of that transaction below in "Certain Transactions") Mr. Savitsky disclaims beneficial ownership of these shares. Includes 6,395 shares of Class A Common Stock purchased through the Company's employee stock purchase plan.

(5) Includes 240,000 shares of Class A Common Stock held by Stephen Savitsky's adult children. Mr. Savitsky also disclaims beneficial ownership of these shares.

(6) Includes options to purchase 398,500 shares of Class A Common Stock pursuant to various Company stock option plans which are exercisable within 60 days of the Record Date. Includes 471,691 shares of Class A Common Stock held by David Savitsky's wife. Mr. Savitsky disclaims beneficial ownership of these shares. Includes 25,436 shares of Class A Common Stock purchased through the Company's employee stock purchase plan.

(7) Includes 273,800 shares of Class A Common Stock held by Mr. Savitsky's wife as trustee for the benefit of their three children and 135,000 shares of Class A Common Stock held directly by one of Mr. Savitsky's children. Mr. Savitsky disclaims beneficial ownership of these shares.

(8) Includes 900 shares of Series A Preferred Stock which are convertible into 586,331 shares of Class A Common Stock held by Mr. Stephen Savitsky's wife. Mr. Savitsky disclaims beneficial ownership of these shares.

(9) Includes 900 shares of Series A Preferred Stock which are convertible into 586,331 shares of Class A Common Stock held by Mr. David Savitsky's wife. Mr. Savitsky disclaims beneficial ownership of these shares.

(10) Includes options to purchase 830,000 shares of Class A Common Stock pursuant to various Company stock option plans which are exercisable within 60 days of the Record Date.

                       OPERATION OF THE BOARD OF DIRECTORS

     The Board of Directors is responsible for the overall affairs of the Company. To assist it in carrying out its duties, certain authority has been delegated to standing committees of the Board. A majority of the Board is "independent" as defined in the rules of the American Stock Exchange. The Board has adopted a code of ethics which applies to all of our employees, including our executive officers.

     Each director who is not an officer or employee of the Company receives a fee of $10,000 per annum for service on the Company's Board of Directors. Directors who are officers or employees of the Company receive no fees for service on the Board.

     The Board of Directors held seven meetings during the fiscal year ended February 28, 2005. All of the directors attended at least 75% of the meetings of the Board and applicable committees during the fiscal year ended February 28, 2005.

     The Board has adopted a policy of requesting the directors to attend the annual meeting of stockholders, if practicable. All of the directors who were then serving attended last year's meeting.

     The Board of Directors does not maintain a separate nominating committee because it believes that the small size of the Board makes it important that each member of the Board be involved in the process of nominating new directors. With a small Board, good personal relationships among the Board members is vital if the Board is to operate properly. The Board evaluates all proposed nominees for election as a director, whether the proposal comes from a stockholder or from management, using the same criteria. Those criteria include, among other things, a familiarity with financial statements, knowledge of the Company's industry or a similar or related industry, ability to work effectively with others and an ability to devote sufficient time to the responsibilities of the being a director. All Board members must be able to read and understand financial statements. In addition, the Board, from time to time, looks for potential Board members with specific skills or experience.

                             COMMITTEES OF THE BOARD

     The Executive Committee, the Audit Committee and the Compensation and Stock Option Committee are the only standing committees of the Board of Directors. Membership is as follows:

                                                            COMPENSATION AND
         EXECUTIVE                     AUDIT                  STOCK OPTION
         ---------                     -----                  ------------
      Stephen Savitsky          Bernard J. Firestone      Bernard J. Firestone
       David Savitsky            Jonathan J. Halpert       Jonathan J. Halpert
                                  Martin Schiller

     The Executive Committee is authorized to exercise all powers of the Board when the Board is not in session, except as to matters upon which action by the Board itself is required.

Audit Committee

The Audit Committee generally assists the Board with respect to accounting, auditing and reporting practices. The Audit Committee meets with management before all earnings releases. The Audit Committee also meets with the Company's independent auditors to discuss any issues regarding the fair presentation of the Company's financial statements. The Board of Directors adopted a revised Audit Committee Charter, as of June 18, 2004, which the board believes meets the needs of the Company, the rules of the SEC and the American Stock Exchange, and the requirements of the Sarbanes-Oxley Act of 2002. The Board, in its business judgment, has determined that all of the members of the Audit Committee are "independent," as defined in the rules of the American Stock Exchange. The Board has determined that each member of the Audit Committee is financially literate and that Martin Schiller is qualified as the audit committee financial expert, as defined in the rules of the Securities and Exchange Commission.

     The Audit Committee is responsible for the oversight and evaluation of:

     --   the hiring of the Company's independent auditors;

     -- the qualification, independence and performance of the Company's independent auditors;

     -- the approval of all audit and non-audit services provided to the Company; and

     -- oversees compliance with the Company's policies for conducting business, including ethical business standards.

The Audit Committee has formal policies and procedures in place with regard to the approval of all professional services provided to the Company by an accounting firm, whether they are audit or non-audit services.

Compensation and Stock Option Committee

     The Compensation and Stock Option Committee determines the cash and incentive compensation, if any, to be paid to the Company's executive officers and other key employees, including the Named Executive Officers. In addition, it administers the 1993 Stock Option Plan, 1994 Performance-Based Stock Option Plan, the 1998 Stock Option Plan, the 1998 Employee Stock Purchase Plan and the 2000 Stock Option Plan. The Board has determined that each member of the committee is "independent" within the meaning of the rules of the American Stock Exchange.

     The Executive Committee held numerous meetings throughout the year, the Audit Committee held four meetings, and the Compensation and Stock Option Committee held two meetings and acted by written consent on two occasions, during the fiscal year ended February 28, 2005.

Audit Committee Report

     As more fully described in its Charter, the Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements reporting process, including the system of internal controls. The Audit Committee is directly responsible for the appointment and oversight of the work of Goldstein Golub and Kessler, LLP ("Goldstein"), the Company's independent auditors, for the purpose of preparing or issuing an audit report. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the annual report with management, including a discussion of the quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant judgments, and the clarity of disclosure financial statements.

     The Audit Committee reviewed with Goldstein, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with Committee under accounting principles generally accepted in the United States. The Audit Committee reviewed a report by Goldstein describing (i) its internal quality control procedures, (ii) any material issues raised by the most recent internal quality control review, or peer review, of Goldstein, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by Goldstein, and any steps taken to deal with such issues, and (iii) all relationships between Goldstein and the Company.

     The Audit Committee reviewed any problems or difficulties they may have encountered and any management letter provided by Goldstein and the Company's response to that letter, such review including (i) any difficulties encountered in the course of the audit work, including any restriction of activities or access to required information and (ii) any changes required in the planned scope of the audit. The Audit Committee has discussed with matters required to be discussed by Statement on Auditing Standards No 61 (Communications with Audit Committees). Goldstein reported to the Audit Committee:

          *    all critical accounting policies and practices to be used;

          * all alternative treatments within accounting principles generally accepted in the United States for policies and practices related to material items that were discussed with management, including an analysis of significant financial reporting issues and judgments made in connection with the preparation of the financial statements;

          * other material written communications between Goldstein and management.

     Goldstein has provided to the Audit Committee the written disclosure required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee) and the Committee has discussed with Goldstein its independence. The Committee also concluded that Goldstein's provision of nonaudit services, as described in the next section, to the Company is compatible with Goldstein's independence.

     The Audit Committee discussed with Goldstein the overall scope and plans for their audit. The Audit Committee met with Goldstein, with and without management present, to discuss the results of their audit, the evaluation of our internal control, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussion referred to above, the Audit Committee recommended to the Board (and the Board approved) that the financial statements be included in the Annual Report on Form 10-K for the year ended February 28, 2005 for filing with the Securities and Exchange Commission.

                                                 Respectfully submitted,
                                                 Audit Committee
                                                 Bernard J. Firestone
                                                 Jonathan J. Halpert
                                                 Martin Schiller


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation and Stock Option Committee (the "Compensation Committee") is composed of Bernard J. Firestone and Jonathan J. Halpert.

     No member of the Compensation Committee of the Board of Directors of the Company was, during the fiscal year ended February 28, 2005, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries, or participated in any transactions during the last fiscal year requiring disclosure by the Company pursuant to the federal proxy rules. During the fiscal year ended February 28, 2005, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own beneficially more than ten percent of the Class A or Class B Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Officers, directors and persons owning more than 10 percent of the Class A Common Stock or Class B Common Stock are required to furnish the Company with copies of all such reports. To the Company's knowledge, based on a review of copies of such reports furnished to the Company and, if applicable, written representations from its officers and directors that no other reports were required, during the fiscal year ended February 28, 2005, all Section 16(a) filing requirements applicable to its executive officers, directors and persons owning beneficially more than 10 percent of the Common Stock were complied with on a timely basis.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION
                           SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual and long-term compensation of the Chief Executive Officer and the Named Executive Officers.

                                                      SUMMARY COMPENSATION TABLE

                                                                                     Long-Term
                                                                                Compensation Rewards
                                                                                --------------------
--------------------------------------- ------------- -------------- --------------------- ----------------------------------------
                                                                                                    Securities Underlying
     Name and Principal Position            Year         Salary        Bonus Compensation                Options (#)
     ---------------------------            ----         ------        ------------------                -----------
--------------------------------------- ------------- -------------- --------------------- ----------------------------------------

Stephen Savitsky......................      2005        $316,006              --                             --
President and                               2004        $310,043              --                          1,780,692
Chairman of the Board                       2003        $234,527              --                            200,000

David Savitsky........................      2005        $420,820              --                             --
Chief Executive Officer                     2004        $412,880              --                          1,780,692
                                            2003        $484,279              --                            200,000

Andrew Reiben.........................      2005        $198,106              --                             --
Senior Vice President,                      2004        $ 92,694              --                            100,000
Chief Financial Officer

Jayne Erbeck..........................      2005        $127,404              --                             --
Vice President of Operations                2004        $115,722              --                             --
                                            2003        $ 60,939              --                             --

--------------------------------------- ------------- -------------- --------------------- ----------------------------------------

The Company did not grant any stock options to the Named Executive Officers during the fiscal year ended February 28, 2005. The Company did not have during such fiscal year, and currently does not have any plans providing for the grant of stock appreciation rights ("SARs").

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                   VALUE TABLE

     The following table provides information concerning the number and value of stock options exercised during the fiscal year ended February 28, 2005, and held at the end of such fiscal year, by the Named Executive Officers. No SARs were exercised during such fiscal year, and no SARs are held by any Named Executive Officer, because the Company does not have any plans providing for SARs.

--------------------------- --------------------- -------------- --------------------------------- ---------------------------------
                                                                 Number of Securities Underlying             In-the-Money
                              Value of Shares         Value           Unexercised Options At                  Options At
           Name             Acquired on Exercise    Realized            February 28, 2005                   February 28, 2005
--------------------------- --------------------- -------------- --------------------------------- ---------------------------------
                                                                     Exercisable/Unexercisable          Exercisable/Unexcercisable
                                                                     -------------------------          --------------------------
--------------------------- --------------------- -------------- --------------------------------- ---------------------------------

Stephen Savitsky..........           --                 --               398,500/1,780,692                       $0/$0
David Savitsky............           --                 --               398,500/1,780,692                       $0/$0
Andrew Reiben.............           --                 --                 33,333/100,000                        $0/$0

--------------------------- --------------------- -------------- --------------------------------- ---------------------------------

                              EMPLOYMENT AGREEMENTS

     Stephen Savitsky, who serves as Chairman of the Board of Directors and President of the Company has an employment agreement with the Company under which he receives an initial base salary of $302,244. Mr. Savitsky's employment agreement provides that during his employment and for a period of six months thereafter he will not compete with the Company. Mr. Savitsky's employment agreement is automatically renewed at the end of each year for an additional year and is terminable by the Company upon five years' notice. Mr. Savitsky's employment agreement provides that, upon a "change of control" of the Company and his termination of employment, other than for his conviction of a felony, he will be entitled to receive a severance payment equal to 2.99 times his average annual compensation for the five calendar years prior to termination.

     David Savitsky, who serves as Chief Executive Officer and a Director of the Company, has an employment agreement with the Company under which he receives an initial base salary of $403,000. Mr. Savitsky's employment agreement provides that during the term of his employment and for a period of six months thereafter he will not compete with the Company. Mr. Savitsky's employment agreement is automatically extended at the end of each year for an additional year and is terminable by the Company upon five years' notice. Mr. Savitsky's employment agreement provides that, upon a "change of control" of the Company and his termination of employment, other than for his conviction of a felony, he will be entitled to receive a severance payment equal to 2.99 times his average annual compensation for the five calendar years prior to termination.

     Andrew Reiben, who serves as the Senior Vice President of Finance, Chief Financial Officer and Treasurer of the Company, has an employment agreement with the Company under which he receives an initial base salary of $185,000. The three-year contract provides for annual increases in base salary of $10,000. Mr. Reiben is also eligible to receive an automobile allowance of $8,000 per annum. Under the employment agreement, Mr. Reiben is obligated to devote his full business time to the affairs of the Company. Further, if within 18 months after a "change of control", Mr. Reiben terminates his employment or is terminated for any reason (other than the commission of a felony or the perpetration of fraud against the Company), he would then be entitled to receive an amount equal to one year of his base salary.

     If a "change of control" were to occur prior to the next anniversary of the respective employment agreements of Stephen Savitsky, David Savitsky and Andrew Reiben and their employment relationships with Company were to terminate for reasons triggering the severance payment described above, then the Company would be obligated to make lump sum payments in the approximate amounts of $906,000 and $1,212,000 to Stephen and David Savitsky, respectively, and weekly installment payments of $3,654.00 for 12 months to Andrew Reiben. The lump sum severance payments payable after the end of the calendar year or the anniversary dates of the respective employment agreements, as the case may be, would change as a result of changes in individuals' compensation. The term "change of control" as used in the employment agreements with the Company's executive officers refers to an event in which a person, corporation, partnership, association or entity (i) acquires a majority of the Company's outstanding voting securities, (ii) acquires securities of the Company bearing a majority of voting power with respect to the election of directors of the Company, or (iii) acquires all or substantial all of the Company's assets.


           COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE
                                  COMPENSATION

General

     The Compensation and Stock Option Committee (hereinafter, the "Committee") determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers and other key employees. In addition, the Committee administers the Company's 1993 Stock Option Plan, 1994 Performance-Based Stock Option Plan, 1998 Stock Option Plan, 1998 Employee Stock Purchase Plan and the 2000 Stock Option Plan. The Committee currently consists of Bernard J. Firestone and Jonathan J. Halpert, each of whom is a non-employee director of the Company (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934).

Compensation Philosophy

     The Committee has developed and implemented a compensation program that is designed to attract, motivate, reward and retain the broad-based management talent required to achieve the Company's business objectives and increase stockholder value. There are three major components of the Company's compensation program: base salary, short-term incentive compensation, including annual bonuses, and long-term incentive compensation, including stock options. These components are intended to provide management with incentives to aid the Company in achieving both its short-term and long-term objectives. While salary and bonus provide incentives to achieve short-term objectives, the Committee believes that the potential for equity ownership by management addresses the long-term objective of aligning management's and stockholders' interests in the enhancement of stockholder value.

     The Committee's executive compensation philosophy is to base management's pay, in part, on the achievement of the Company's annual and long-term performance goals, to provide competitive levels of compensation and to recognize individual initiative, achievement and length of service to the Company. The Committee does not assess these factors in a mechanical fashion, but rather relies on its business experience in making a subjective evaluation of the appropriate level and mix of compensation for each executive officer and key employee.

     The Committee evaluates the Company's performance by reviewing period to period changes in such quantitative measures of performance as stock price, revenue, net income and earnings per share. The Committee also considers qualitative performance criteria such as the development of new business strategies and resources, improvements in customer satisfaction and cost management.

     The Committee believes that it competes for executives not only with the companies comprising the New Peer Group Index described below under the heading "Performance Graph" but also with numerous other companies in supplemental staffing and temporary personnel industries that are actively seeking executives having the same type of skills and experience as the Company's executives. The Committee has not made a statistical analysis of the compensation practices of these competitors, but tries to keep itself generally informed of such practices. The Committee believes that, notwithstanding the variety of compensation packages offered by these competitors which make objective comparisons difficult, the compensation paid by the Company to its executive officers and other key employees is above average, reflecting the Company's relative size and desire to retain its current employees.

     The Committee also considers other subjective factors bearing on the appropriate compensation for each of its executive officers and other key employees, such as the length of an employee's service with the Company, which the Committee believes enhances the value of the employee to the Company. The Committee takes note of the individual initiative demonstrated by such officers and employees in the development and implementation of the Company's business plan. Where appropriate, the Committee will consider the performance of specific divisions or departments of the Company for which the employee has direct supervisory responsibility.

     When the Company identifies a talented executive, it seeks to secure his or her employment for a long term. For this reason, the Company has entered into employment agreements with its executive officers, each of which provides for a specified base salary. The existence of these employment agreements establishes certain minimum salary and benefit levels for each covered employee during the term of such employee's agreement which may not be reduced by the Committee. The Committee is able, however, to apply its compensation philosophy at the time each such employment agreement is negotiated or renewed and in determining what, if any, additional compensation, including bonuses or issuances of stock or stock options, is appropriate beyond the minimums established by each employment agreement.

     The particular components of executive compensation employed by the Company are discussed in greater detail below.

Salaries

     Base salaries for the Company's executive officers and other key employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual in light of the Committee's compensation philosophy discussed above. No specific formula is applied in setting an employee's base salary, either with respect to the total amount of such base salary or the relative value such base salary should bear to the employee's total compensation package. The Committee believes that the base salaries paid by the Company should be maintained at levels at least competitive with those offered by companies with which the Company competes for executive talent in order to attract and retain executive officers and other key employees of the caliber that the Company desires.

     The base salaries for the Company's executive officers and other key employees are reflected in the employment agreements negotiated by the Company with each such employee and are accordingly subject to formal review only at the time each such contract is entered into or renewed.

Stock Option Plans

     To promote the long-term objectives of the Company and encourage growth in stockholder value, options are granted to key executives who are in a position to make a substantial contribution to the long-term success of the Company. We believe that the executive officers should benefit together with stockholders as the Company's stock increases in value. Stock options focus the executives' efforts on managing the Company from the perspective of an owner with an equity stake in the business. Because the Company views stock option grants as a part of the executive officer's total annual compensation package, the amount of stock options outstanding at the time of a new grant or granted in prior years does not serve to increase or decrease the size of the new grant.

    It is the philosophy of the Committee that stock options be awarded to executive officers of the Company to promote alignment of long-term interests of such individuals and the Company's stockholders and to assist in the retention of such individuals. As with the other components of executive compensation, the Committee does not apply any fixed formula to determine the appropriate number of options to grant to an executive but rather relies on its subjective judgment in applying the compensation philosophy described above. In order to avoid any adverse effect of the Company's earnings or cash flow, the Committee has favored the granting of stock options over cash bonuses as a means of rewarding the Company's executive officers and other key employees. In the fiscal year ended February 28, 2005, no stock options were granted.

Compensation of Chief Executive Officer

     The Committee applies the same factors in considering David Savitsky's compensation that it applies to the Company's other executive officers and key employees. Mr. Savitsky's employment agreement establishes his annual base salary, including the amount of his minimum annual salary adjustment. The Committee may reduce this base salary only at the time a new agreement is negotiated, although the Committee does have the ability to award Mr. Savitsky additional base salary and to give the five year notice necessary to terminate the agreement. During the fiscal year ended February 28, 2005, the Committee did not provide notice of termination to Mr. Savitsky. Mr. Savitsky's base salary was set at $403,000 pursuant to an amendment made in 2002 to his employment agreement.

     The year ended February 28, 2005 continued to be a challenging year in the temporary medical staffing field. Revenues for the Company for the year ended February 28, 2005, were $67.9 million net of discontinued operations compared to $81.2 million for the year ended February 29, 2004 net of discontinued operations. Loss from operations for the year ended February 28, 2005 was $6.0 million versus a loss from operations $5.2 million in the prior fiscal year. Net loss for the year ended February 28, 2005 was $10.4 million or $(0.42) per diluted share (EPS), versus a net loss of $6.2 million or $(0.25) per diluted share for the year ended February 29, 2004.

The Company continues to close under performing offices, reduce back office costs and add new licensees. The leadership of Mr. Savitsky was necessary during these difficult times as the Company adjusted to these changing market conditions. No additional compensation was granted to Mr. Savitsky during the year ended February 28, 2005.

                                                 Respectfully submitted
                                                 Compensation and Stock Option
                                                 Committee

                                                 Bernard J. Firestone
                                                 Jonathan J. Halpert

                                PERFORMANCE GRAPH

     The Performance Graph which is attached as Exhibit A, compares the total cumulative return (assuming dividends are reinvested) on the Company's Common Stock during the five fiscal years ended February 28, 2005, with the cumulative return on the American Stock Exchange Market Index and a Peer Group Index, assuming investment of $100 in the Company's Common Stock, the American Stock Exchange Market Index and the Peer Group Index at March 1, 2000. The Peer Group selected by the Company consists of two representative companies whose common stock has been publicly-traded during the five years ended February 28, 2005, and each of which, like the Company, engages in providing medical staffing services. Those companies are Kelly Services, Inc. and KFORCE.

     The Performance Graph is presented in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained herein, as past results are not necessarily indicative of future stock performance. The Performance Graph in no way reflects the Company's forecast of future stock price performance. On March 19, 2002, the Company Class A Common Stock commenced trading on the American Stock Exchange. Therefore, the performance graph below reflects the comparison with the American Stock Exchange Index in lieu of the NASDAQ Market Index. The total return for the five fiscal years ended February 28, 2005 on the Company's Common Stock, the American Stock Exchange Index and the Peer Group Index assuming a $100 initial investment was $106, $155 and $76 respectively.

    COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN AMONG ATC HEALTHCARE, INC.,
         AMEX MARKET INDEX AND PEER GROUP INDEX (attached as Exhibit A).

                              CERTAIN TRANSACTIONS

     In January, 2002, the Company purchased substantially all of the assets and business (the "Business") of Direct Staffing, Inc. ("DSI"), a licensee of the Company serving the territory consisting of Westchester County, New York and Northern New Jersey and DSS Staffing Corp. ("DSS"), a licensee of the Company serving New York City and Long Island, New York, for an aggregate purchase price of $30,195,000. Those licensees were owned by an unrelated third party and by Stuart Savitsky, son of Stephen Savitsky, Chairman of the Company, and Shabsi Schreier and Steven Weiner, two sons-in-law of Stephen Savitsky, who were to receive in the aggregate the proceeds of the sale.

     The purchase price was evidenced by promissory notes issued to each of the four owners of DSS and DSI. Those notes were later amended, collateralized, and subordinated to the Company's senior lender. Stuart Savitsky, Shabsi Schreier, and Steven Weiner are referred to below as the three "related holders" of the promissory notes or the "related sellers" of the Business.

     On April 22, 2005, the Company sold the Business to an unrelated third party, Onward Healthcare, Inc., of Norwalk, Connecticut, for approximately $20.0 million in cash, of which $1.2 million was placed in escrow pending the collection of the accounts receivable of the Business., The Company used the funds which it received to retire approximately $13.0 million in senior lender debt and to repay and restructure the $28.1 million still outstanding under the promissory notes to the seller's of DSS and SSAI. As a result of the repayment and restructuring of the notes, those obligations were reduced from $28.1 million to $8.1 million and the promissory note of the unrelated seller was paid off entirely.

     At that time, the promissory notes of the three related sellers were modified to provide for interest at the rate of four percent per year for one year and five percent per year thereafter, with the first payment being due and payable in May 2006. Principal payments under the restructured notes are to be made in 120 monthly installments beginning no earlier then May 2006 and being made only if and when certain financial targets are achieved by the Company. The notes are secured by a subordinated security interest in the accounts, equipment, fixtures, goods, and inventory of the Company. The notes continued to be subordinated to borrowings under the Company's credit facility with its senior lender, as well as to the $1.5 million convertible subordinated promissory note which the Company issued in December 2004 to the spouse of one of its executive officers. Which is described below,. During the Company's fiscal year ended February 28, 2005 and through the date of this Proxy Statement, the Company has not made any payments to the three related holders under their promissory notes.

     The three related holders also hold promissory notes in the aggregate principal amount of $330,000, which mature on October 31, 2005 and which are subject to a subordination agreement between them and the Company's senior lender. Those notes bear interest at the rate of eight percent per year. They are convertible at the option of the holders into Class A Common Stock of the Company based upon the average closing price of that stock for the three trading days immediately preceding conversion date. It is contemplated by the Company that those notes will be repaid from funds released from the escrow created as part of the Company's sale of the Business.

On December 15, 2004 the Company entered into a $1.5 million 15% convertible subordinated promissory note with the spouse of Stephen Savitsky, Chairman of the Company, that note bears interest at the rate of 15% per year, and matures on January 15, 2007. It is to be repaid in eight equal installments beginning on April 15, 2005, subject to restrictions on the sources of payment. At the option of the holder, all or a portion of the note plus accrued but unpaid interest, into shares of Class A Common Stock at a per share price equal to the average closing price for the five days prior to the issuance of the note.

                              STOCKHOLDER PROPOSALS

     Stockholders of the Company wishing to include proposals in the proxy material in relation to the Annual Meeting of the Company to be held in 2006 must submit the same in writing so as to be received at the executive offices of the Company on or before February 28, 2006. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

     For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly at the Annual Meeting, the Securities and Exchange Commission rules permit management to vote shares in its discretion if we: (1) receive notice of the proposal before the close of business on May 1, 2006, and advise shareholders in the 2006 proxy statement about the nature of the matter and how management intends to vote; or (2) do not receive notice of the proposal prior to the close of business on May 1, 2006. Notice of intentions to present proposals at the Annual Meeting should be sent to the executive offices of the Company.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

     Pursuant to the authority granted to the Audit Committee by its Charter, the Audit Committee has appointed Goldstein Golub and Kessler, LLP, ("Goldstein") as the independent certified public accountants to audit the accounts of the Company for fiscal year ending February 28, 2006. Goldstein was previously appointed as the independent certified public accountants to audit the accounts of the company for the fiscal year ending February 28, 2005.Representatives of Goldstein are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they wish, and to respond to questions.

     Goldstein has a continuing relationship with American Express Tax and Business Services Inc. ("TBS") from which it leases auditing staff who are full time, permanent employees of TBS and through which its partners provide non-audit services. As a result of this arrangement, Goldstein has no full time employees and therefore, none of the audit services performed were provided by permanent full-time employees of Goldstein. Goldstein manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

     Audit fees-Goldstein billed an aggregate of $75,000 in fees for services rendered for the annual audit of the Company's consolidated financial statements for the fiscal year ended February 28, 2005and $28,000 for audit related fees consisting of quarterly reviews and professional services related to an S-1 filing.

     Financial Information System Design and Implementation fees-None.

     All other fees-None.

     The Audit Committee has reviewed the amount of fees paid to Goldstein for audit and non-audit services, and concluded since no non-audit services were provided and no fees paid therefore, the independence of Goldstein had not been impaired.

                             SOLICITATION STATEMENT

     The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made primarily by mail, but the Company's regular employees may solicit proxies personally or by telephone, electronic transmission, facsimile transmission or telegram. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of shares registered in their names and the Company will reimburse such parties for their reasonable charges and expenses.

                                     GENERAL

     The management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the meeting. If any other matters should properly come before this meeting, it is intended that proxies in the accompanying form will be voted on any such matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies by the persons voting them.

Communications to the Board

    All communications to the Board of Directors must be in writing and should be addressed to Mr. David Savitsky, Secretary, ATC Healthcare, Inc., 1983 Marcus Avenue, Lake Success, New York 11042. The independent directors have approved a process whereby communications to the Board will be screened to ensure that only communications relating to the business of the Board are received by it.

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON BEING SOLICITED BY THIS PROXY STATEMENT, UPON WRITTEN REQUEST, ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 28, 2005 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ALL SUCH REQUESTS SHOULD BE DIRECTED TO MR. ANDREW REIBEN, ATC HEALTHCARE, INC., 1983 MARCUS AVENUE, LAKE SUCCESS, NEW YORK 11042.

     Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than the Company, the Company has relied upon information furnished by them.

Dated: June 28, 2005                             By Order of the Board of
                                                 Directors
                                                 /s/ David Savitsky
                                                 ------------------
                                                 David Savtisky
                                                 Secretary

EXHIBIT A

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                     AMONG ATC HEALTHCARE, INC., AMEX MARKET
                           INDEX AND PEER GROUP INDEX



                  [SEE SUPPLEMENTARY PDF FOR PERFORMANCE GRAPH]

                                 (FORM OF PROXY)

                              ATC HEALTHCARE, INC.
                                      PROXY
                         ANNUAL MEETING OF STOCKHOLDERS
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Stephen Savitsky and David Savitsky, and each of them (with power of substitution), proxies of the undersigned to represent and vote, as designated below, all shares of Class A Common Stock, $0.01 par value per share (the "Class A Common Stock"), and Class B Common Stock, $.01 par value per share (the "Class B Common Stock"), of ATC Healthcare, Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on August 16, 2005 and at any adjournment thereof. Each holder of shares of Class A Common Stock is entitled to cast one vote for each share held by such holder. Each holder of shares of Class B Common Stock is entitled to cast ten votes for each share by such holder.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy shall be voted "FOR" the nominee in Item 1.


                                                                SEE REVERSE SIDE


[X] Please mark your votes as in this example.

1.     Election of Class C Director:

       FOR NOMINEE               WITHHOLD AUTHORITY           NOMINEE FOR CLASS
                                     FOR NOMINEE                  C DIRECTOR

           [  ]                          [  ]                 Stephen Savitsky

(Instruction: To withhold authority to vote for any individual nominee, write the nominee's name in the space below.)


SIGNATURE(S):                                    DATE:

-------------------------------------            -------------------------------

IMPORTANT: Please date and sign as your name appears above and return in the enclosed envelope. When signing as executor, administrator, trustee, etc., please give full title as such. If the stockholder is a corporation, the proxy should be signed in the full corporation name by a duly authorized officer whose title is stated.